EXHIBIT 1.1

EXECUTION COPY

HEWLETT-PACKARD COMPANY

Debt Securities

UNDERWRITING AGREEMENT

June 12, 2007

Citigroup Global Markets Inc.
390 Greenwich Street, 4th Floor
New York, New York 10013

Ladies and Gentlemen:

        Hewlett-Packard Company, a Delaware corporation (the “Company”), proposes to sell to Citigroup Global Markets Inc. (the “Underwriter”) the principal amount of each of its securities identified in Schedule I hereto (collectively, the “Securities”), each to be issued under an Indenture dated as of June 1, 2000 (the “Indenture”), between the Company and The Bank of New York Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association, which was successor in interest to Chase Manhattan Bank and Trust Company, National Association), as trustee (the “Trustee”).

        1.          Representations and Warranties. The Company represents and warrants to, and agrees with the Underwriter that:

                    (a)         The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”), and has filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration” statement as defined under Rule 405 of the rules and regulations of the Act (the “Act Regulations”) (the file number of which is set forth in Schedule I hereto), including a related base prospectus, on such Form for the registration under the Act of the offering and sale of the Securities. Such registration statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed one or more preliminary prospectuses, including a Preliminary Prospectus, in accordance with Rules 415 and 424(b), each of which has previously been furnished to you. The Company will file with the Commission a Final Prospectus relating to the Securities in accordance with Rules 430B and 424(b) of the Act Regulations. As filed such Final Prospectus shall include all Rule 430B Information and, except to the extent the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriter prior to the Execution Time or, to the extent not completed at the Execution

Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised the Underwriter, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

        The terms that follow, when used in this Agreement, shall have the meanings indicated. The term “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. The term “Applicable Time” shall mean such date and time that sales of the Securities are first made. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto. “Base Prospectus” shall mean the prospectus referred to in the preceding paragraph included in the Registration Statement at their most recent Effective Date. “Final Prospectus” shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time that includes the 430B Information, together with the Base Prospectus. “Registration Statement” shall mean the registration statement referred to in the preceding paragraph, including such portions of incorporated documents as are specifically incorporated by reference since the end of the fiscal year covered by the Company’s most recent Annual Report on Form 10-K, including exhibits and financial statements, and including any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of the registration statement pursuant to Rule 430B, in the form in which it or they has or have or shall become effective and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement or statements as so amended. “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433” and “Regulation S-K”refer to such rules under the Act. “Rule 430B Information” means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430B. “Disclosure Package” shall mean (i) the Base Prospectus, as amended and supplemented to the Applicable Time, (ii) any Preliminary Prospectus, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto and (iv) any other Free Writing Prospectuses that the parties hereto shall hereafter expressly agree in writing to be treated as part of the Disclosure Package. “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405, used in connection with the offering of the Securities. “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433, used in connection with the offering of the Securities. “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Securities and the related offering and is used prior to filing of the Final Prospectus, together with the Base Prospectus. “Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include such portions of documents as are specifically incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the Effective Date of the Registration Statement or the date of such Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,”“amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the date of any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

                    (b)         On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules thereunder; on the applicable Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of its date and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter specifically for inclusion in connection with the preparation of the Registration Statement or the Final Prospectus (or any supplement thereto).

                    (c)         This Agreement has been duly authorized, executed and delivered by the Company. The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding obligation enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, arrangement, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally from time to time in effect, and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriter pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, arrangement, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally from time to time in effect, and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

                     (d)         None of the issue and sale of the Securities, the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under, (i) the charter or by-laws of the Company, or (ii) the terms of any material indenture or other material agreement or instrument to which the Company or its subsidiaries is a party or bound, or (iii) any decree or regulation or order applicable to the Company of any U.S. federal or California or Delaware court, governmental authority or agency having jurisdiction over the Company, except where the conflict or breach of which in clause (ii) or clause (iii) above would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

                     (e)         At the Applicable Time, the Disclosure Package, when taken together as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 6 hereof.

                    (f)         The Company is a Well-Known Seasoned Issuer and the Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 of the Act Regulations. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Act Regulations objecting to the use of the automatic shelf registration form. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) of the Act Regulations or will pay such fees within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

                    (g)         Each Issuer Free Writing Prospectus, including any final term sheet listed on Schedule II hereof prepared and filed pursuant to this Agreement, does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 6 hereof.

                    (h)         At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act Regulations) of the Securities, the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking into account of any determination by the Commission pursuant to the Rule 405 that it is not necessary that the Company by considered an Ineligible Issuer.

        2.        Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the purchase price set forth in Schedule I hereto, (i) $1,000,000,000 of the Company’s Floating Rate Global Notes due June 15, 2009 and (ii) $1,000,000,000 of the Company’s Floating Rate Global Notes due June 15, 2010.

        3.        Delivery and Payment.

                     (a)         Delivery of and payment for the Securities shall be made at the office, on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Underwriter and the Company (such date and time of delivery and payment for the Securities being called the “Closing Date”). Delivery of the Securities shall be made to the Underwriter against payment by the Underwriter of the purchase price thereof to or upon the order of the Company by wire transfer or transfers in immediately available funds to an account designated by the Company. The Securities shall be delivered in definitive global form through the facilities of The Depository Trust Company.

                     (b)         It is understood that the Underwriter proposes to offer the Securities for sale to the public as set forth in the Prospectus.

        4.        Agreements.

        (A)        The Company agrees with the Underwriter that:

                     (a)         The Company will file the Final Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriter of such timely filing. The Company will promptly advise the Underwriter (i) of any receipt by the Company from the Commission of any notice pursuant to Rule 401(g)(2) of the Act Regulations objecting to use of the automatic shelf registration statement form with respect to the Registration Statement, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement relating to the Securities shall have become effective (if not already effective), (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vi) when the Preliminary Prospectus, and any supplement thereto, and any Issuer Free Writing

Prospectus, shall have been filed (if required) by the Company. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. The Company will not file any amendment to the Registration Statement or supplement to the Final Prospectus relating to the Securities unless the Company has afforded the Underwriter the opportunity to review it prior to filing and will not file any such proposed amendment or supplement to which the Underwriter reasonably and timely objects.

                     (b)         If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the rules thereunder in any material respect, the Company will give the Underwriter prompt notice of the occurrence of such event and promptly will prepare and file with the Commission, subject to the last sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

                     (c)         The Company will make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules thereunder (including, at the option of the Company, Rule 158).

                     (d)         The Company will furnish to the Underwriter and counsel for the Underwriter, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall have become effective on or prior to the Closing Date (and the Company will furnish to counsel for the Underwriter a photocopy of one signed copy of the Registration Statement (including exhibits and amendments)) and, so long as delivery of a prospectus by the Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of any Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any amendments thereof and supplements thereto as the Underwriter may reasonably request.

                     (e)         The Company will take such action as the Underwriter may reasonably request to qualify the Securities for sale under the laws of such jurisdictions as the Underwriter may reasonably request, and to maintain such qualifications in effect so long as required for the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify to do business in any jurisdiction or to file a consent or otherwise subject itself to service of process or taxation in any jurisdiction where it is not already so subject.

                     (f)         Until the earlier of the day on which the distribution of the Securities is completed or the business day following the Closing Date, the Company will not, without the consent of the Underwriter, offer or sell, or announce the offering of, any debt securities covered by the Registration Statement or any other registration statement filed under the Act which mature more than one year after the date hereof and which are substantially similar to such debt securities, except any proposed issuances of debt securities with respect to which the Company has advised the Underwriter in writing prior to the execution hereof.

                    (g)         The Company will not take, directly or indirectly, any action intended to result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                    (h)         The Company will prepare a final term sheet, if required, containing a description of the Securities, in a form approved by the Underwriter and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

                    (i)         If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify promptly the Underwriter so that any use of the Disclosure Package may cease until it is amended or supplemented.

                    (j)         If there occurs an event or development as a result of which an Issuer Free Writing Prospectus would conflict with the Registration Statement, the Prospectus Supplement or the Final Prospectus, the Company will notify promptly the Underwriter.

                     (k)         Unless it obtains the prior written consent of the Underwriter, the Company will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the final term sheet prepared and filed pursuant to Section 4(h) hereto, if any; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of any Issuer Free Writing Prospectus included in Schedule II hereto. Any such Free Writing Prospectus consented to by the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing

Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

                     (l)         The Company has given the Underwriter notice of any filings made pursuant to the Exchange Act within 48 hours prior to the Execution Time; the Company will give the Underwriter notice of its intention to make any such filing from the Execution Time to the Closing Date and will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing.

        (B)        The Underwriter agrees with the Company that:

                     (a)         The Company will pay the expenses of printing and producing all documents relating to the offering.

                     (b)     The Company will pay the reasonable fees, expenses and disbursements of outside counsel for the Company and the Trustee relating to the offering.

                     (c)     The Company will pay any fees of Moody’s Investors Service, Inc., Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies, Inc. and Fitch Ratings relating to the rating of the Securities.

                     (d)         The Company will pay the fees and disbursements of Ernst & Young LLP relating to the preparation of the letters required by Section 5(e) of this Agreement.

                     (e)         The Underwriter will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes or resale of any of the Securities by it and any advertising expenses in connection with any offers it makes.

                     (f)     Unless it obtains prior written consent of the Company, the Underwriter will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the final term sheet prepared and filed pursuant to Section 4(h) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus included in Schedule II hereto, if any.

        (C)        The Underwriter represents warrants and agrees as set forth on Schedule III hereto.

        5.        Conditions to the Obligation of the Underwriter. The obligation of the Underwriter to purchase the Securities shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained herein as of the Execution Time, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy in all material respects of the statements of the Company made in any certificates delivered by the Company pursuant to the provisions hereof, to the performance in all material respects by the Company of its obligations hereunder and to the following additional conditions:

                     (a)         The Final Prospectus, or any supplement thereto, shall have been filed in the manner and within the time period required under Rule 424(b), and any Issuer Free Writing Prospectus shall have been filed in the manner and within the time period required by Rule 433; and no stop order suspending the effectiveness of the Registration Statement, or any notice that would prevent its use, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                    (b)         The Company shall have furnished to the Underwriter:

                                    (i)          the opinion of the General Counsel, an Assistant General Counsel or a Deputy General Counsel of the Company, or an outside counsel for the Company, dated the Closing Date, substantially to the effect that:

                                               (A)          the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and Final Prospectus as amended or supplemented, except where such failure would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                                                (B)          the Indenture and the Securities conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus;

                                               (C)          the Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding obligation enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, arrangement, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally from time to time in effect, and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriter pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, arrangement, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally from time to time in effect, and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law);

                                               (D)          the Registration Statement and any amendments thereto have become effective under the Act; any required filing of the Base Prospectus, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) or Rule 433 has been made in the manner and within the time period required by Rule 424(b) or Rule 433, as the case may be; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, or any notice that would prevent its use has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

                                               (E)          this Agreement has been duly authorized, executed and delivered by the Company;

                                               (F)          no authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any U.S. federal or California or Delaware governmental authority or agency is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act, the Exchange Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities and such other approvals (specified in such opinion) as have been obtained; and

                                               (G)          none of the issue and sale of the Securities, the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under, the charter or by-laws of the Company or, to such counsel’s knowledge, the terms of any Material Agreements, or any material decree or regulation known to such counsel to be applicable to the Company of any U.S. federal or California or Delaware court, governmental authority or agency having jurisdiction over the Company. “Material Agreements” means all agreements filed as exhibits to the Company’s most recent Annual Report on Form 10-K pursuant to clause (10) of paragraph (b) of Item 601 of Regulation S-K (but only such agreements that continue to be in effect).

        Such opinion shall also include a statement that such counsel has participated in conferences with officers and other representatives of the Company, counsel for the Company, the independent accountants of the Company and the Underwriter at which the Registration Statement, the Disclosure Package and the Final Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the Registration Statement, the Disclosure Package or the Final Prospectus or the statements contained therein and has made no independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel’s attention that has caused such counsel to believe that (i) the Registration Statement and the Final Prospectus (except the financial statements and the notes thereto and financial statement schedules and other information of an accounting, statistical or financial nature included therein, and the Statement of Eligibility (Form T-1) included as an exhibit to the Registration Statement, as to which such counsel need express no view) were not appropriately responsive in all material respects with requirements of the Act and the rules thereunder (ii) the Registration Statement as of the most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Final Prospectus as of its date and on the Closing Date includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (in each case except for the financial statements and the notes thereto and the financial statement schedules and other information of an accounting, statistical or financial nature included therein, and the Statement of Eligibility (Form T-1) included as an exhibit to the Registration Statement, as to which such counsel need express no view) and (iii) that the Disclosure Package, considered together, as of the Applicable Time, contained any untrue statement of material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstance under which they were made, not misleading (except the financial statements and the notes thereto and financial statement schedules and other information of an accounting, statistical or financial nature included therein, as to which such counsel need express no view).

        Any of the statements described above may be omitted from the opinion of such counsel; provided, however, that in such event the Company shall also have furnished to the Underwriter the corresponding opinion or statement of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, described in subsection 5(b)(ii) below.

                                    (ii)         In the event that any of the statements described in the foregoing subsection 5(b)(i) are omitted from the opinion delivered pursuant to such subsection, the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, dated the Closing Date, to the effect of the statements so omitted.

        In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of California or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriter; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company or public officials.

                 (c)         The Underwriter shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Final Prospectus, Disclosure Package and other related matters as the

Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling it to pass upon such matters.

                 (d)          The Company shall have furnished to the Underwriter a certificate signed by an officer of the Company reasonably acceptable to the Underwriter, dated the Closing Date, to the effect:

                                (i)         the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, in each case, in all material respects, unless otherwise waived by the Underwriter;

                                (ii)         no stop order suspending the effectiveness of the Registration Statement, as amended, or any notice that would prevent its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

                                (iii)         since the date of the most recent financial statements included in the Disclosure Package, there has been no material adverse change in the financial condition, earnings, business or properties of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

                     (e)         On the date of this Agreement and at the Closing Date, Ernst & Young LLP shall have furnished to the Underwriter a letter or letters dated as of such date, in form and substance reasonably satisfactory to the Underwriter, confirming that they are an independent registered public accounting firm, with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder, stating or affirming in effect that:

                                    (i)         in its opinion the Company’s consolidated financial statements and schedule thereto audited by such independent registered public accounting firm accountants and included in the Company’s Annual Report on Form 10-K for the year ended October 31, 2006, as incorporated in the Registration Statement or the Preliminary Prospectus and Final Prospectus, comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 (the “Exchange Act”) and the related rules and regulations adopted by the Commission; with respect to the three-month periods ended January 31, 2007 and April 30, 2007 and the six-month period ended April 30, 2007, they have:

                                                         (l)         performed the procedures specified by the PCAOB for a review of interim financial information as described in AU 722, Interim Financial Information, on the unaudited condensed consolidated financial statements for these periods, included in the Company’s quarterly reports on Forms 10-Q for the quarters ended January 31, 2007 and April 30, 2007 incorporated by reference in the Registration Statement; and

                                                         (2)         inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited condensed consolidated financial statements comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

        As a result of the foregoing procedures nothing caused them to believe that:

                                                         (A)         any material modifications should be made to the unaudited condensed consolidated financial statements referred to above, incorporated by reference in the Registration Statement, for them to be in conformity with U.S. generally accepted accounting principles;

                                                         (B)         the unaudited condensed consolidated financial statements referred to above do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC; or

                                                         (C)         the unaudited consolidated condensed financial statements referred to above were not determined on a basis substantially consistent with that of the corresponding amounts in the audited consolidated financial statements for the year ended October 31, 2006, incorporated by reference in the Registration Statement.

                                    (ii)         they have read the minutes of the meetings of the stockholders, board of directors and related committees or obtained a summary of topics discussed at such meetings for the period subsequent to the date of the most recent audited financial statements incorporated by reference in the Registration Statement or the Final Prospectus; and

                                    (iii)         they have performed certain other procedures as a result of which they determined that the information described in a schedule to be delivered to the Underwriter of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information that has been obtained from accounting records which are subject to controls over financial reporting or which has been derived directly from such accounting records by analysis or computation) set forth in the

Registration Statement, as amended, the Final Prospectus, as amended or supplemented, and in Exhibit 12 to the Registration Statement (including selected accounting, financial or statistical information included or therein), agrees with accounting records or schedules made from such accounting records which are subject to controls over financial reporting or which has been derived directly from such accounting records by analysis or computation.

        References to the Prospectus in this paragraph (e) include any supplements thereto at the date of the letter.

                     (f)         Subsequent to the respective dates of which information is given in the Registration Statement, Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement on or after the Execution Time), there shall not have been (i) any material change in the capital stock (other than upon exercise of outstanding stock options) or any significant increase in long-term debt of the Company or its subsidiaries, taken as a whole, or (ii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial condition, earnings, business or properties of the Company and its subsidiaries, taken as a whole, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the public offering, sale or the delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package and the Final Prospectus.

                     (g)        Prior to the Closing Date, the Company shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.

                    (h)         Subsequent to the Execution Time, there shall not have been any decrease in the ratings of any of the Securities by Moody’s Investor’s Service, Inc. (“Moody’s”) or Standard & Poor’s Corporation (“S&P”) and neither Moody’s nor S&P shall have publicly announced that it has placed any of the Securities on a credit watch with negative implications, except as disclosed prior to the Execution Time.

        If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and its counsel, this Agreement and all obligations of the Underwriter hereunder may be terminated at, or at any time prior to, the Closing Date by the Underwriter. Notice of such termination shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

        6.         Indemnification and Contribution.

                     (a)         The Company agrees to indemnify and hold harmless the Underwriter and each person who controls the Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which it may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any preliminary prospectus, the Final Prospectus or any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 4(h) hereof, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred, as such expenses are incurred, by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter for use in connection with the preparation thereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

                     (b)         The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Company by the Underwriter specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that the Underwriter may otherwise have. The Company acknowledges that the statements set forth in the third and sixth paragraphs under the heading “Underwriting” of the Final Prospectus and the Disclosure Package, constitute the only information furnished in writing by the Underwriter for inclusion in the Final Prospectus and the Disclosure Package, and the Underwriter confirms that such statements are correct.

                     (c)         Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6. In case any such action is brought against any indemnified party, and it notifies the indemnifying party in writing of the commencement thereof, the indemnifying party will be entitled to appoint counsel reasonably satisfactory to such indemnified party to represent the indemnified party in such action; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel), approved by the Underwriter in the case of paragraph (a) of this Section 6, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is a party and indemnity was sought hereunder by such indemnified party unless such settlement includes an unconditional release of the indemnified party from all liability on any claims that are the subject matter of such action.

                     (d)         In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 6 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company or the Underwriter on grounds of policy or otherwise, the Company and the Underwriter shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and the Underwriter may be subject (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding the provisions of this subsection (d), (y) in no case shall the Underwriter be responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by the Underwriter hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls the Underwriter within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as the Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (y) and (z) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify in writing such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

        7.         [Reserved].

        8.         Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities generally on The New York Stock Exchange or trading of the Company’s common stock on The New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities, (iii) there shall have occurred and be continuing any major disruption of settlements of securities clearance services in the United States or (iv) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Underwriter, impracticable to proceed with the offering, sale and delivery of the Securities.

        9.        Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the Securities. If for any reason the purchase of the Securities by the Underwriter is not consummated, the

Company and the Underwriter shall remain responsible for its expenses and reimbursements pursuant to Section 4 and the respective obligations of the Company and the Underwriter pursuant to Section 6 shall remain in effect.

        10.         Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or faxed and confirmed to it, at 388 Greenwich Street, New York, NY 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it, at Hewlett-Packard Company, 3000 Hanover Street, MS1042, Palo Alto, California 94304; attention of the Treasurer, fax (650) 857-3528, with a copy to the General Counsel, Hewlett-Packard Company, 3000 Hanover Street, MS1050, Palo Alto, California 94304, fax (650) 857-2012.

        11.        Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and its successors and the officers and directors and controlling persons referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

        12.         Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

        13.         Arm’s Length Transaction. The company acknowledges that the Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or any agent of, the Company or any other person. Additionally, the Underwriter is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company.

[Remainder of page intentionally left blank].

        If the foregoing is in accordance with the Underwriter’s understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Underwriter.

Very truly yours,

HEWLETT-PACKARD COMPANY

By: /s/ Charles N. Charnas
Charles N. Charnas
Vice President, Deputy General Counsel and Assistant Secretary

The foregoing Agreement is hereby confirmed and accepted on the date specified in Schedule I hereto.

CITIGROUP GLOBAL MARKETS INC.

By: /s/ Brian Bednarski

Name: Brian Bednarski
Title: Director

19

SCHEDULE I

DEBT SECURITIES

Floating Rate Global Notes due June 15, 2009

Issuer:	Hewlett-Packard Company

Ticker:	HPQ

Principal Amount:	$1.0 billion

Title of Securities:	Floating Rate Global Notes due June 15, 2009

Format:	SEC Registered Global Notes

Registration Statement No.:	333-134327

Trade Date:	June 12, 2007

Settlement Date:	June 15, 2007

Maturity Date:	June 15, 2009

Public Offering Price:	Variable Price Reoffer

Interest Rate:	Floating rate equal to three-month USD LIBOR plus 0.01% per annum.

Interest Payment Dates and Interest Reset Dates:	Quarterly on the 15th of March, June, September and December of each year, commencing on September 15, 2007 (subject to the modified following business day convention) Actual/360

Designated LIBOR Page:	Reuters Page LIBOR01

Method of Calculation:	Two London business days prior to each Interest Reset Date

Floating Interest Rate Provisions:

I-1

        The Floating Rate Global Notes will bear interest for each interest period at a rate determined by the calculation agent. The calculation agent is The Bank of New York Trust Company, N.A, until such time as HP appoints a successor calculation agent. The interest rate on the Floating Rate Global Notes due June 15, 2009 for a particular interest period will be a per annum rate equal to three-month USD LIBOR as determined on the interest determination date plus 0.01%. The interest determination date for an interest period will be the second London business day preceding the first day of such interest period. Promptly upon determination, the calculation agent will inform the Trustee and HP of the interest rate for the next interest period. Absent manifest error, the determination of the interest rate by the calculation agent shall be binding and conclusive on the holders of the Floating Rate Global Notes, the Trustee and HP. A London business day is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

        Interest on the Floating Rate Global Notes will be paid to but excluding the relevant Interest Payment Date. Interest payments on the Floating Rate Global Notes will be made quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2007, to the person in whose name the Floating Rate Global Notes are registered at the close of business on the Business Day immediately preceding the Interest Payment Date. Interest on the Floating Rate Global Notes will accrue from and including June 15, 2007, to but excluding the first Interest Payment Date and then from and including the immediately preceding Interest Payment Date to which interest has been paid or duly provided for to but excluding the next Interest Payment Date or date of Maturity, as the case may be. Each of these periods is referred to as an “interest period.” The amount of accrued interest that HP will pay for any interest period shall be calculated by multiplying the face amount of the Floating Rate Global Notes then outstanding by an accrued interest factor. This accrued interest factor is computed by adding the interest factor calculated for each day from June 15, 2007, or from the latest date interest was paid to the date for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate applicable to that date by 360. If an Interest Payment Date for the Floating Rate Global Notes falls on a day that is not a Business Day, the Interest Payment Date shall be postponed to the next succeeding Business Day unless such next succeeding Business Day would be in the following month, in which case, the Interest Payment Date shall be the immediately preceding Business Day.

        On any interest determination date, LIBOR will be equal to the offered rate for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m., London time, on such interest determination date. If on an interest determination date, such rate does not appear on the “Reuters Page LIBOR01” as of 11:00 a.m., London time, or if the “Reuters Page LIBOR01” is not available on such date, the calculation agent will obtain such rate from Bloomberg L.P.‘s page “BBAM.”

        If no offered rate appears on “Reuters Page LIBOR01” or Bloomberg L.P.‘s page “BBAM” on an interest determination date at approximately 11:00 a.m., London time, then the calculation agent (after consultation with HP) will select four major banks in the London interbank market and shall request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the calculation agent will select three major banks in New York City and shall request each of them to provide a quotation of the rate offered by them at approximately 11:00 a.m., New York City time, on the interest determination date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable interest period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the rate of LIBOR for the next interest period will be set equal to the rate of LIBOR for the then current interest period.

        Upon request from any holder of Floating Rate Global Notes, the calculation agent will provide the interest rate in effect for the Floating Rate Global Notes for the current interest period and, if it has been determined, the interest rate to be in effect for the next interest period.

        All percentages resulting from any calculation of the interest rate on the Floating Rate Global Notes will be rounded to the nearest one hundred-thousandth of a percentage point with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or ..09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on the Floating Rate Global Notes will be rounded to the nearest cent (with one-half cent being rounded upward). Each calculation of the interest rate on the Floating Rate Global Notes by the calculation agent will (in the absence of manifest error) be final and binding on the Holders and HP.

        The interest rate on the Floating Rate Global Notes will in no event be higher than the maximum permitted rate by New York law as the same may be modified by United States law of general application.

Ranking:	Senior unsecured obligations ranking equally with all other senior unsecured indebtedness of HP from time to time outstanding

Redemption Provision:	None

Subordination Provisions:	None

Proceeds to the Issuer:	100.0%

I-3

Sole Bookrunner:	Citigroup Global Markets Inc.

Sinking Fund Provisions:	None

Closing Date, Time and Place:	7:00 a.m., Pacific Daylight Time, June 15, 2007 at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto,California 94304

Method of Payment:	Wire transfer of immediately available funds

Overallotment Option:	None

I-4

Floating Rate Global Notes due June 15, 2010

Issuer:	Hewlett-Packard Company

Ticker:	HPQ

Principal Amount:	$1.0 billion

Title of Securities:	Floating Rate Global Notes due June 15, 2010

Format:	SEC Registered Global Notes

Registration Statement No.:	333-134327

Trade Date:	June 12, 2007

Settlement Date:	June 15, 2007

Maturity Date:	June 15, 2010

Public Offering Price:	Variable Price Reoffer

Interest Rate:	Floating rate equal to three-month USD LIBOR plus 0.06% per annum.

Interest Payment Dates and Interest Reset Dates:	Quarterly on the 15th of March, June, September and December of each year, commencing on September 15, 2007 (subject to the modified following business day convention) Actual/360

Designated LIBOR Page:	Reuters Page LIBOR01

Method of Calculation:	Two London business days prior to each Interest Reset Date

Floating Interest Rate Provisions:

        The Floating Rate Global Notes will bear interest for each interest period at a rate determined by the calculation agent. The calculation agent is The Bank of New York Trust Company, N.A, until such time as HP appoints a successor calculation agent. The interest rate on the Floating Rate Global Notes due June 15, 2010 for a particular interest period will be a per annum rate equal to three-month USD LIBOR as determined on the interest determination date plus 0.06%. The interest determination date for an interest period will be the second London business day preceding the first day of such interest period. Promptly upon determination, the calculation agent will inform the Trustee and HP of the interest rate for the next interest period. Absent manifest error, the determination of the interest rate by the calculation agent shall be binding and conclusive on the holders of the Floating Rate Global Notes, the Trustee and HP. A London business day is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

        Interest on the Floating Rate Global Notes will be paid to but excluding the relevant Interest Payment Date. Interest payments on the Floating Rate Global Notes will be made quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2007, to the person in whose name the Floating Rate Global Notes are registered at the close of business on the Business Day immediately preceding the Interest Payment Date. Interest on the Floating Rate Global Notes will accrue from and including June 15, 2007, to but excluding the first Interest Payment Date and then from and including the immediately preceding Interest Payment Date to which interest has been paid or duly provided for to but excluding the next Interest Payment Date or date of Maturity, as the case may be. Each of these periods is referred to as an “interest period.” The amount of accrued interest that HP will pay for any interest period shall be calculated by multiplying the face amount of the Floating Rate Global Notes then outstanding by an accrued interest factor. This accrued interest factor is computed by adding the interest factor calculated for each day from June 15, 2007, or from the latest date interest was paid to the date for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate applicable to that date by 360. If an Interest Payment Date for the Floating Rate Global Notes falls on a day that is not a Business Day, the Interest Payment Date shall be postponed to the next succeeding Business Day unless such next succeeding Business Day would be in the following month, in which case, the Interest Payment Date shall be the immediately preceding Business Day.

        On any interest determination date, LIBOR will be equal to the offered rate for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m., London time, on such interest determination date. If on an interest determination date, such rate does not appear on the “Reuters Page LIBOR01” as of 11:00 a.m., London time, or if the “Reuters Page LIBOR01” is not available on such date, the calculation agent will obtain such rate from Bloomberg L.P.‘s page “BBAM.”

        If no offered rate appears on “Reuters Page LIBOR01” or Bloomberg L.P.‘s page “BBAM” on an interest determination date at approximately 11:00 a.m., London time, then the calculation agent (after consultation with HP) will select four major banks in the London interbank market and shall request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the calculation agent will select three major banks in New York City and shall request each of them to provide a quotation of the rate offered by them at approximately 11:00 a.m., New York City time, on the interest determination date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable interest period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the rate of LIBOR for the next interest period will be set equal to the rate of LIBOR for the then current interest period.

        Upon request from any holder of Floating Rate Global Notes, the calculation agent will provide the interest rate in effect for the Floating Rate Global Notes for the current interest period and, if it has been determined, the interest rate to be in effect for the next interest period.

        All percentages resulting from any calculation of the interest rate on the Floating Rate Global Notes will be rounded to the nearest one hundred-thousandth of a percentage point with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or ..09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on the Floating Rate Global Notes will be rounded to the nearest cent (with one-half cent being rounded upward). Each calculation of the interest rate on the Floating Rate Global Notes by the calculation agent will (in the absence of manifest error) be final and binding on the Holders and HP.

        The interest rate on the Floating Rate Global Notes will in no event be higher than the maximum permitted rate by New York law as the same may be modified by United States law of general application.

Ranking:	Senior unsecured obligations ranking equally with all other senior unsecured indebtedness of HP from time to time outstanding

Redemption Provision:	None

Subordination Provisions:	None

Proceeds to the Issuer:	100.0%

Sole Bookrunner:	Citigroup Global Markets Inc.

Sinking Fund Provisions:	None

Closing Date, Time and Place:	7:00 a.m., Pacific Daylight Time, June 15, 2007 at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304

I-7

Method of Payment:	Wire transfer of immediately available funds

Overallotment Option:	None

I-8

SCHEDULE II

Schedule of Free Writing Prospectuses included in Disclosure Package

Final Term Sheet dated June 12, 2007. II-1

SCHEDULE III

Offering Restrictions

The Underwriter represents, warrants and agrees as follows:

                     (a)         It has not made and will not make an offer of the Global Notes to the public in a member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in such Relevant Member State, prior to the publication of a prospectus in relation to the Global Notes which has been approved by the competent authority in such Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in aforementioned Relevant Member State, all in accordance with the Prospectus Directive, except under the following exemptions under the Prospectus Directive, if they have been implemented in that such member state: (i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than EUR 43,000,000 and (3) an annual net turnover of more than EUR 50,000,000, as shown in its last annual or consolidated accounts; (iii) in any other circumstances falling within Article 3 of the Prospectus Directive.

                             For the purposes of this provision, the expression an “offer to the public” in relation to any Global Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Global Notes to be offered so as to enable an investor to decide to purchase the Global Notes, as the same may be varied in such Relevant Member State by any measure implementing the Prospectus Directive in such Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                      (b)         (i) It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Global Notes in circumstances in which Section 21(1) of FSMA does not apply to HP; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Global Notes in, from or otherwise involving the United Kingdom.

                      (c)        (i) It has not distributed and will not distribute the Global Notes within the Federal Republic of Germany by way of a public offer, public advertisement or

III-1

in any similar manner; and (ii) it has not supplied or used and will not supply or use this prospectus supplement or any other document relating to the Global Notes, as well as information or statements contained therein, directly or indirectly, in connection with any offer for subscription of the Global Notes to the public in the Federal Republic of Germany or any other means of public marketing.

                      (d)         (i) It has not offered, sold or transferred and will not offer, sell or transfer the Global Notes in or from the Netherlands as part of its initial distribution or at any time thereafter, directly or indirectly, and (ii) it has not distributed or circulated and will not distribute or circulate the Prospectus or any other document relating to the offering of the Global Notes, other than to individuals residing in or legal entities situated in The Netherlands who or which trade or invest in securities in the conduct of a business or profession (which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, collective investment institution, central governments, large international and supranational organizations, other institutional investors and other parties, including treasury departments of commercial enterprises, which as an ancillary activity regularly invest in securities; hereinafter, “Professional Investors”), provided that in the offer, prospectus and in any other documents or advertisements in which a forthcoming offering of the Global Notes is publicly announced (whether electronically or otherwise) in The Netherlands it is stated that such offer is and will be exclusively made to such Professional Investors.

                      (e)         (i) The Global Notes are being issued and sold outside the Republic of France and that, in connection with its initial distribution, (ii) it has not offered or sold and will not offer or sell, directly or indirectly, any Global Notes to the public in the Republic of France, and (iii) it has not distributed and will not distribute or cause to be distributed to the public in the Republic of France this prospectus supplement or any other offering material relating to the Global Notes, and that offers, sales and distributions in the Republic of France have been and will be made only to qualified investors (investisseurs qualifiés) in accordance with Article L.411-2 of the Monetary and Financial Code and decrét no. 98-880 dated 1st October, 1998, and applicable regulations thereunder.

                      (f)         (i) It has not offered, sold or distributed and will not offer, sell or distribute the Global Notes or any copies of the prospectus or any other document relating to the Global Notes in the Republic of Italy (“Italy”) in a solicitation to the public at large (sollecitazione all’investimento) within the meaning of Article 1, paragraph 1, letter (t) of Legislative Decree No. 58 of 24 February 1998, as amended (“Legislative Decree No. 58”), other than (A) to “professional investors” (investitori professionali), as defined under Article 31, paragraph 2, of CONSOB Regulation No. 11522 of 1 July 1998, as amended; or (B) pursuant to another exemption from the rules of solicitation of investments under Article 100 of Legislative Decree No. 58; and (ii) it will offer, sell or deliver the Global Notes in Italy only (A) in compliance with Article 129 of the Italian Banking Act and the implementing instructions of the Bank of Italy, pursuant to which the issue, trading or

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placement of securities (e.g., Global Notes) in Italy is subject to prior and subsequent notification to the Bank of Italy, unless an exemption, depending inter alia on the amount of the issue and the characteristics of the securities, applies; and (B) in compliance with any other applicable requirement or limitation which may be imposed from time to time by CONSOB or the Bank of Italy and with all relevant Italian securities, tax, exchange control and other applicable laws and regulations.

                              Insofar as the requirements above are based on laws which are superseded at any time pursuant to the implementation of the Prospectus Directive, such requirements shall be replaced by the applicable requirements under the Prospectus Directive.

                      (g)         It has not offered or sold and will not offer or sell, in each case, directly or indirectly, any Global Notes in Japan or to, or for the benefit of, any resident thereof or corporation or entity organized under the laws thereof, except pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law.

                      (h)         (i) It has not offered or sold and will not offer or sell the Global Notes, (ii) it has not made and will not make an invitation for subscription or purchase of the Global Notes, and (iii) it has not circulated or distributed and will not circulate or distribute this prospectus supplement or any other offering material relating to the Global Notes, whether directly or indirectly, to the public or any member of the public in Singapore other than (A) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act; (B) to a sophisticated investor as defined in, and in accordance with the conditions specified in, Section 275 of the Securities and Futures Act; or (C) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

                      (i)         It has not offered or sold and will not offer or sell any of the Global Notes in Canada except on a private placement basis to accredited investors within the meaning of the applicable Canadian provincial securities and pursuant to an exemption to the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of the Global Notes are made.

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